Exhibit 10.1

Execution Version

REVOLVING FACILITY AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of February 9, 2016 (this “Amendment”), is made and entered into by and among Endurance International Group Holdings, Inc., a Delaware corporation (“Holdings”), EIG Investors Corp., a Delaware corporation (the “Borrower”), each of the entities listed under the caption “Revolving Facility Increase Lenders” on the signature pages hereto (each, a “Revolving Facility Increase Lender” and, collectively, the “Revolving Facility Increase Lenders”), each of the entities listed under the caption “Refinancing Revolving Facility Lenders” on the signature pages hereto (each, a “Refinancing Revolving Facility Lenders”, collectively, the “Refinancing Revolving Facility Lenders”, and, together with the Revolving Facility Increase Lenders, the “Revolving Facility Amendment Lenders”), Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”) and issuing bank (in such capacity, an “Issuing Bank”), and, for purposes of Sections 8 and 10 hereof only, the other Loan Parties party hereto.

RECITALS:

WHEREAS, reference is hereby made to the Third Amended and Restated Credit Agreement dated as of November 25, 2013 (as amended, restated, supplemented or otherwise modified and as in effect immediately prior to the Refinancing Revolving Facility Effective Time (as defined below), the “Credit Agreement”), by and among Holdings, the Borrower, the lenders from time to time party thereto and the Administrative Agent;

WHEREAS, the Borrower intends to acquire (the “Acquisition”), directly or indirectly, all of the outstanding equity interests of Constant Contact, Inc., a Delaware corporation (the “Company”), pursuant to that certain Agreement and Plan of Merger dated as of October 30, 2015 (together with all exhibits, schedules, annexes and disclosure schedules thereto, collectively, the “Merger Agreement”) among Holdings, Paintbrush Acquisition Corporation, a Delaware corporation and a Wholly Owned Subsidiary of the Borrower (“Merger Sub”), and the Company;

WHEREAS, in connection with the foregoing, it is intended that the Borrower will obtain (a) a Revolving Commitment Increase in an aggregate principal amount of $40,000,000 pursuant to Section 2.20(a)(i) of the Credit Agreement (the “Revolving Facility Increase”), (b) immediately following the incurrence of the Revolving Facility Increase, a senior secured revolving credit facility in an aggregate principal amount of $165,000,000 incurred in the form of Other Revolving Commitments pursuant to Section 2.21(a) of the Credit Agreement (the “Refinancing Revolving Facility”) and (c) promptly following the incurrence of the Refinancing Revolving Facility, Incremental Term Loans in an aggregate principal amount of $735,000,000 pursuant to Section 2.20(a)(ii) of the Credit Agreement (the “Incremental Term Loans”);

WHEREAS, in connection with the foregoing, it is also intended that the Borrower will, at its option, (a) issue and sell senior unsecured notes (the “Notes”) in a Rule 144A or other private placement on or prior to the Amendment Effective Date (as defined below) yielding gross cash proceeds equal to $350,000,000 and/or (b) if and to the extent that less than $350,000,000 in gross cash proceeds are received from the Notes issued on or prior to the Amendment Effective Date, incur up to $350,000,000 (less the gross cash proceeds from any Notes issued on or prior to the Amendment Effective Date) of senior unsecured increasing rate loans under a senior unsecured credit facility (the “Bridge Facility”);

WHEREAS, the proceeds of the Incremental Term Loans funded, the Notes issued and/or the Bridge Facility incurred on the Amendment Effective Date and cash on hand of Holdings and the Company and their respective subsidiaries, if applicable, will be applied (a) to pay the consideration in connection with the Acquisition and any other payments required under the Merger Agreement, (b) to refinance Revolving Loans outstanding under the Credit Agreement and (c) to pay the fees and expenses incurred in connection with the transactions described hereinabove with any remainder to be credited to the Borrower’s and/or the Company’s account for general corporate purposes (the transactions described hereinabove, collectively, the “Transactions”);

WHEREAS, in connection with the foregoing, the Borrower has requested that (a) the Revolving Facility Increase Lenders provide the Revolving Facility Increase, (b) the Refinancing Revolving Facility Lenders provide the Refinancing Revolving Facility and (c) the Credit Agreement be amended in the manner provided for herein; it being understood and agreed that the proceeds of borrowings under the Refinancing Revolving Facility shall be used (x) at the Refinancing Revolving Facility Effective Time, solely to refinance any Revolving Loans outstanding under the Credit Agreement at such time, including under the Revolving Facility Increase, and (y) thereafter, for working capital and other general corporate purposes; and

WHEREAS, the Revolving Facility Increase Lenders are willing to provide the Revolving Facility Increase to the Borrower at the Revolving Facility Increase Effective Time, the Refinancing Revolving Facility Lenders are willing to provide the Refinancing Revolving Facility to the Borrower at the Refinancing Revolving Facility Effective Time, and the parties hereto wish to amend the Credit Agreement, in each case on the terms set forth herein and in the Credit Agreement (as amended hereby, the “Amended Credit Agreement”) and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms; Interpretation; Etc. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. This Amendment is an “Incremental Revolving Facility Amendment,” a “Refinancing Amendment” and a “Loan Document” for purposes of (and as such terms are defined in) the Credit Agreement and the other Loan Documents.

SECTION 2. Revolving Facility Increase.

(a) Each Revolving Facility Increase Lender hereby agrees, severally and not jointly, to provide a portion of the Revolving Facility Increase to the Borrower at the Revolving Facility Increase Effective Time in an aggregate principal amount equal to the amount set forth opposite such Revolving Facility Increase Lender’s name on Part A of Schedule I attached hereto, on the terms set forth herein and in the Amended Credit Agreement, and subject to the conditions set forth below. The Revolving Facility Increase shall be deemed to be “Revolving Commitments” for all purposes of the Credit Agreement and the other Loan Documents having terms and provisions identical to those applicable to the existing Revolving Commitments under the Credit Agreement immediately prior to the Revolving Facility Increase Effective Time, except as otherwise set forth in this Amendment.

(b) Each Revolving Facility Increase Lender: (i) confirms that a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and make available the Revolving Facility Increase, has been made available to such Revolving Facility Increase Lender; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, any of Credit Suisse Securities (USA) LLC, Goldman Sachs Lending Partners LLC or Jefferies Finance LLC, in their capacities as joint lead arrangers and joint bookrunners with respect to this Amendment or any other debt financing transactions forming part of the Transactions (collectively, the “Arrangers”), or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or the other Loan Documents, including this Amendment; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) acknowledges and agrees that upon the Revolving Facility Increase Effective Time such Revolving Facility Increase Lender shall be a “Lender” and an “Additional Revolving Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender and an Additional Revolving Lender thereunder.

SECTION 3. Refinancing Revolving Facility.

(a) Each Refinancing Revolving Facility Lender hereby agrees, severally and not jointly, to provide Revolving Commitments to the Borrower under the Refinancing Revolving Facility (the “Refinancing Revolving Facility Commitments”) at the Refinancing Revolving Facility Effective Time in an aggregate principal amount equal to the amount set forth opposite such Refinancing Revolving Facility Lender’s name on Part B of Schedule I attached hereto, on the terms set forth herein (including Annex A hereto) and in the Amended Credit Agreement, and subject to the conditions set forth below. The Refinancing Revolving Facility Commitments shall be deemed to be “Revolving Commitments” for all purposes of the Credit Agreement and the other Loan Documents having terms and provisions identical to those applicable to the existing Revolving Commitments under the Credit Agreement immediately prior to the Refinancing Revolving Facility Effective Time except as otherwise set forth in this Amendment (including Annex A hereto).

(b) The parties hereto hereby agree that the Refinancing Revolving Facility Commitments shall be deemed to replace all Revolving Commitments (including the Revolving Facility Increase) existing under the Credit Agreement immediately prior to the Refinancing Revolving Facility Effective Time (the “Existing Revolving Commitments”) and that such Existing Revolving Commitments shall be automatically terminated at the Refinancing Revolving Facility Effective Time.

(c) (i) Upon the Refinancing Revolving Facility Effective Time, all Revolving Loans and Letters of Credit outstanding under the Credit Agreement immediately prior to the Refinancing Revolving Facility Effective Time shall be deemed to be outstanding under (and, in the case of such Revolving Loans, shall be deemed to be refinanced by Revolving Loans borrowed under) the Refinancing Revolving Facility.

(ii) If the aggregate principal amount of Revolving Loans outstanding under the Refinancing Revolving Facility immediately following the Refinancing Revolving Facility Effective Time exceeds $50,000,000, the Borrower agrees that it shall make a prepayment of Revolving Loans on the Amendment Effective Date promptly following the Refinancing Revolving Facility Effective Time such that the aggregate principal amount of Revolving Loans outstanding under the Refinancing Revolving Facility shall not exceed $50,000,000 after giving effect to such prepayment on the Amendment Effective Date.

(d) Each Refinancing Revolving Facility Lender: (i) confirms that a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and make available the Refinancing Revolving Facility, has been made available to such Refinancing Revolving Facility Lender; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, any of the Arrangers, or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or the other Loan Documents, including this Amendment; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) acknowledges and agrees that upon the Amendment Effective Time such Refinancing Revolving Facility Lender shall be a “Lender” and an “Additional Revolving Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender and an Additional Revolving Lender thereunder.

SECTION 4. Additional Amendments; Type of Amendments. In furtherance of the foregoing, effective upon the Refinancing Revolving Facility Effective Time, and in accordance with Section 2.21 of the Credit Agreement, the parties hereto agree that the Credit Agreement is hereby amended as set forth on Annex A hereto. The Borrower and the Administrative Agent hereby acknowledge and agree that all amendments set forth in this Amendment are, in the reasonable opinion of the Administrative Agent and the Borrower, necessary and appropriate to effect the provisions of Section 2.21 of the Credit Agreement.

SECTION 5. Conditions to Revolving Facility Increase. Each Revolving Facility Increase Lender’s obligation to provide the Revolving Facility Increase shall become effective at the time (the “Revolving Facility Increase Effective Time”) upon which all of the following conditions shall have been satisfied or waived (the date on which the Revolving Facility Increase Effective Time shall have occurred being referred to herein as the “Amendment Effective Date”):

(a) The Administrative Agent (or its counsel) shall have received from Holdings, the Borrower, each other Loan Party and each Revolving Facility Increase Lender either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Amendment) that such party has signed a counterpart of this Amendment.

(b) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders (including, without limitation, the Revolving Facility Amendment Lenders) and dated the Amendment Effective Date) of each of (i) Cleary Gottlieb Steen & Hamilton LLP, New York counsel for the Loan Parties, (ii) Morris, Nichols, Arsht & Tunnell LLP, Delaware counsel for the Loan Parties, (iii) Durham, Jones & Pinegar P.C., Utah counsel for the Loan Parties, (iv) Locke Lorde LLP, Florida counsel for the Loan Parties, and (v) Troutman Sanders LLP, Georgia counsel for the Loan Parties, in each case, in form and substance reasonably satisfactory to the Administrative Agent. Each of Holdings and the Borrower hereby requests such counsel to deliver such opinions.

(c) The Administrative Agent shall have received a certificate of each Loan Party, dated the Amendment Effective Date, substantially in the form of Exhibit E to the Credit Agreement with appropriate insertions, or otherwise in form and substance reasonably satisfactory to the Administrative Agent, executed by any Responsible Officer of such Loan Party, and including or attaching the documents or certifications, as applicable, referred to in paragraph (d) of this Section.

(d) The Administrative Agent shall have received (i) as to each Loan Party, either (x) a copy of each Organizational Document of such Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority or (y) written certification by such Loan Party’s secretary, assistant secretary or other Responsible Officer that such Loan Party’s Organizational

Documents certified and delivered to the Administrative Agent on the Third Amendment Effective Date pursuant to paragraphs (c) and (d), respectively, of Section 4.03 of the Credit Agreement remain in full force and effect on the Amendment Effective Date without modification or amendment since such original delivery, (ii) as to each Loan Party, either (x) signature and incumbency certificates of the Responsible Officers of such Loan Party executing the Loan Documents to which it is a party or (y) written certification by such Loan Party’s secretary, assistant secretary or other Responsible Officer that such Loan Party’s signature and incumbency certificates delivered to the Administrative Agent on the Third Amendment Effective Date pursuant to paragraphs (c) and (d) of Section 4.03 of the Credit Agreement remain true and correct as of the Amendment Effective Date, (iii) copies of resolutions of the board of directors and/or similar governing bodies of each Loan Party approving and authorizing the execution and delivery, as applicable, and performance of this Amendment, certified as of the Amendment Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation as of a reasonably recent date.

(e) The Administrative Agent or the Arrangers, as applicable, shall have received all fees and other amounts (which may, at the Administrative Agent’s option in consultation with the Borrower and the Arrangers, be offset against, or paid directly with proceeds of, the Incremental Term Loans made after the Refinancing Revolving Facility Effective Time on the Amendment Effective Date) previously agreed in writing by the Administrative Agent or the Arrangers, as applicable, and the Borrower to be due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced at least three Business Days prior to the Amendment Effective Date, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under any Loan Document or any other letter agreement entered into between or among any of such Persons.

(f) Since the date of the Merger Agreement, there shall not have been any Effects (as defined in the Merger Agreement) that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect (as defined in the Merger Agreement).

(g) Such of the representations and warranties made by the Company in the Merger Agreement with respect to the Company and its subsidiaries as are material to the interests of the Lenders (including the Revolving Facility Amendment Lenders), but only to the extent that Holdings and/or Holdings’ applicable affiliate has the right to terminate Holdings and/or such affiliate’s obligations under the Merger Agreement, or decline to consummate the Acquisition, as a result of a breach of such representations in the Merger Agreement (to such extent, the “Specified Merger Agreement Representations”) shall be true and correct in all material respects on and as of the Amendment Effective Date.

(h) The representations and warranties set forth in each of Section 3.01 (with respect to corporate or other organizational existence of each Loan Party and to power and authority to enter into and perform under this Amendment), Section 3.02 (with respect to authorization, execution, delivery and performance and enforceability of this Amendment), clause (i) of Section 3.03(b) (with respect to the entrance into and performance of this Amendment), Section 3.08 and the second sentence of Section 3.16 of the Credit Agreement and in each of Sections 2.03(f) and Section 3.02(c) of the Collateral Agreement shall be true and correct in all material respects on and as of the Amendment Effective Date; provided that (i) any such representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on and as of the Amendment Effective Date, (ii) any reference in such representations or warranties to the “Transactions,” the “Financing Transactions” or the “Third Amendment Transactions” shall be deemed, mutatis mutandis, to also refer to the Transactions, and (iii) any reference in such representations to the “Effective Date” or to the “Third Amendment Effective Date” shall be deemed, mutatis mutandis, to also refer to the Amendment Effective Date.

(i) The representations set forth in Section 7 shall be true and correct in all material respects.

(j) The Acquisition shall have been consummated or, substantially simultaneously with the borrowing of the Incremental Term Loans on the Amendment Effective Date, shall be consummated, in all material respects in accordance with the Merger Agreement, after giving effect to any modifications, amendments, consents or waivers not prohibited by this Section 5(j). The Merger Agreement shall not have been amended, waived or modified by Holdings, the Borrower or any of their respective affiliates in a manner materially adverse to the Revolving Facility Amendment Lenders or the Arrangers without the consent of the Arrangers (such consent not to be unreasonably withheld, delayed or conditioned and provided that the Arrangers shall be deemed to have consented to such amendment, waiver or consent unless they object thereto within five Business Days after written notice of such proposed amendment, waiver or consent) (it being understood that (w) any substantive modification, amendment, consent or waiver to the definition of Company Material Adverse Effect (as defined in the Merger Agreement) shall be deemed to be material and adverse to the interests of the Revolving Facility Amendment Lenders and the Arrangers, (x) the granting of any consent under the Merger Agreement that is not materially adverse to the interests of the Revolving Facility Amendment Lenders or the Arrangers will not otherwise constitute an amendment, modification or waiver, (y) any increase in the purchase price of the Acquisition will be deemed not to be materially adverse to the Revolving Facility Amendment Lenders or the Arrangers so long as such increase is funded by cash on hand of Holdings or its Subsidiaries and (z) any reduction in the purchase price of the Acquisition shall not be deemed to be material and adverse to the interests of the Revolving Facility Amendment Lenders or the Arrangers, so long as such reduction shall be applied first (i) if applicable, to reduce the amount of commitments in respect of the Bridge Facility to $200,000,000 and (ii) after giving effect to the application of clause (i), to reduce the amount of commitments in respect of the Incremental Term Loans).

(k) The Administrative Agent shall have received a certificate from the chief financial officer of Holdings certifying as to the solvency of Holdings and its Subsidiaries on a consolidated basis after giving effect to the Transactions.

(l) The Collateral and Guarantee Requirement, substantially simultaneously with the consummation of the Acquisition on the Amendment Effective Date, shall be satisfied with respect to the Company and each of its Restricted Subsidiaries (other than any Excluded Subsidiaries); provided that, to the extent any security interest in any collateral of the Company or any of its Restricted Subsidiaries is not or cannot be provided or perfected on the Amendment Effective Date (other than a security interest in any collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code or by the delivery of certificated equity securities (and related security powers) of the Company and its material, wholly-owned Restricted Subsidiaries organized in the United States that are part of the collateral (provided, in each case, that such certificated equity securities will be required to be delivered on the Amendment Effective Date only to the extent received from the Company, it being understood that the Borrower shall use its commercially reasonable efforts to cause such certificated equity securities to be delivered by the Company on the Amendment Effective Date) after use of commercially reasonable efforts by the Borrower to do so without undue burden or expense, then the provision and/or perfection of a security interest in such collateral shall not constitute a condition hereunder, but instead shall be required to be provided or perfected after the Amendment Effective Date pursuant to arrangements and timing to be agreed by the Administrative Agent and the Borrower acting reasonably within 90 days following the Amendment Effective Date (or such later date as may be reasonably agreed between the

Administrative Agent and the Borrower). Without limiting the foregoing, with respect to guarantees and collateral to be provided by the Company and any of its Subsidiaries (other than an entity organized in the State of Delaware), if such guarantees and collateral cannot be provided as a condition hereunder solely because the existing directors, members, managers or other governing persons of the Company or such Subsidiaries have not authorized the provision of such guarantees and collateral prior to the funding of the Incremental Term Loans on the Amendment Effective Date and applicable state law does not permit the “escrowing” of authorizations by the future directors or managers that will become effective at a future date, the representations made and legal opinions given with respect to the due authorization of such guarantees and collateral may be qualified subject to receiving ratifying resolutions authorizing such guarantees and collateral and such ratifying resolutions and duly authorized guarantees and collateral shall be provided no later than 11:59 p.m., New York City time, on the Amendment Effective Date; provided that the failure to provide such guarantees and collateral by such time shall be an immediate event of default under the Amended Credit Agreement.

(m) The Administrative Agent and the Arrangers shall have received, at least three Business Days (as defined in the Merger Agreement) prior to the Amendment Effective Date, all documentation and other information about the Borrower, Holdings and the other Loan Parties as shall have been reasonably requested in writing at least ten Business Days prior to the Amendment Effective Date by the Administrative Agent or the Arrangers that they shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act.

The Administrative Agent shall notify Holdings, the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 6. Condition to Refinancing Revolving Facility. Each Refinancing Revolving Facility Lender’s obligation to provide the Refinancing Revolving Facility shall become effective at the time (the “Refinancing Revolving Facility Effective Time”) upon which all of the following conditions shall have been satisfied or waived:

(a) the Revolving Facility Increase Effective Time shall have occurred;

(b) the Borrower shall have paid all accrued fees in connection with the Existing Revolving Commitments to the extent required by the final proviso of the definition of “Credit Agreement Refinancing Indebtedness” as set forth in the Credit Agreement; and

(c) each of the conditions set forth in Section 4.02 of the Credit Agreement shall have been satisfied (it being understood that all references to “the date of such Borrowing” in such Section 4.02 shall be deemed to refer to the Amendment Effective Date).

SECTION 7. Additional Representations. Each of Holdings and the Borrower represents and warrants to the Revolving Facility Amendment Lenders that as of the Amendment Effective Date:

(a) (i) the sum of the debt (including contingent liabilities) of Holdings, the Borrower and its Subsidiaries, on a consolidated basis, does not exceed the present fair saleable value of the present assets of Holdings and its Subsidiaries, on a consolidated basis, (ii) the capital of Holdings, the Borrower and its Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on the date hereof, (iii) Holdings, the Borrower and its Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts including current obligations, beyond their ability to pay such debts as they become due (whether at maturity or otherwise) and (iv) Holdings, the Borrower and its Subsidiaries, on a consolidated basis, are

“solvent” within the meaning given to that term and similar terms under applicable laws relating to fraudulent transfers and conveyances; provided that the amount of any contingent liability has been computed as the amount that, in light of all of the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability;

(b) the Borrower will not (i) knowingly use the proceeds of any borrowings under the Revolving Facility Increase or the Refinancing Revolving Facility, or otherwise make available such proceeds to any Person subject to economic sanctions administered or enforced by the United States Government (including without limitation, sanctions enforced by the United States Department of the Treasury’s Office of Foreign Assets Control) (“Sanctions”) for the purpose of funding the activities of any Person subject to Sanctions in a manner that would result in a violation by such Person of applicable Sanctions, or (ii) use the proceeds of any borrowings incurred under the Revolving Facility Increase or the Refinancing Revolving Facility for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity on behalf of a government, in order to obtain, retain or direct business or obtain any improper advantage, in each case in violation of the United States Foreign Corrupt Practices Act of 1977, as amended; and

(c) the Borrower is, both immediately before and after the Revolving Facility Increase Effective Time, in compliance with Section 2.20 of the Credit Agreement (solely as it relates to the entering into and performance of this Amendment (including the incurrence of the Revolving Facility Increase)).

SECTION 8. Reaffirmation of Guarantees and Security Interests. Each Loan Party hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and consents to the terms and conditions of this Amendment and the transactions contemplated hereby, including the extension of credit under the Revolving Facility Increase and the Refinancing Revolving Facility. Each Loan Party hereby (a) affirms and confirms its guarantees, pledges, grants and other undertakings under the Credit Agreement and the other Loan Documents to which it is a party, (b) agrees that (i) each Loan Document to which it is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties (as defined in the Collateral Agreement), including the Revolving Facility Amendment Lenders, and (c) acknowledges that from and after the date hereof, all extensions of credit made under the Revolving Facility Increase and the Refinancing Revolving Facility (as applicable) from time to time outstanding shall be Secured Obligations (as defined in the Collateral Agreement).

SECTION 9. Expenses; Indemnity; Damage Waiver. Sections 9.03(a), (b), (d) and (e) of the Credit Agreement are hereby incorporated, mutatis mutandis, by reference as if such sections were set forth in full herein. The terms and conditions of Sections 9.03(a), (b), (d) and (e) of the Credit Agreement shall apply, mutatis mutandis, to each Arranger, in its capacity as such, as if it were the Administrative Agent under the Credit Agreement, including, for the avoidance of doubt, liabilities, losses, damages, claims, costs, expenses and disbursements arising out of the arrangement and syndication of the Revolving Facility Increase and the Refinancing Revolving Facility; provided that, notwithstanding anything else therein, such expense reimbursement provisions of Section 9.03(a) of the Credit Agreement shall only apply as provided hereinabove if the Revolving Facility Increase Effective Time occurs.

SECTION 10. Miscellaneous.

(a) Notice. For purposes of the Credit Agreement, the initial notice address of each Revolving Facility Amendment Lender shall be as set forth below its signature below.

(b) Non-U.S. Lenders. Each Revolving Facility Amendment Lender that is not a U.S. person (as defined in Section 7701(a)(30) of the Code), if any, shall have delivered to the Administrative Agent such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Revolving Facility Amendment Lender may be required to deliver to Administrative Agent pursuant to Section 2.17 of the Credit Agreement.

(c) Recordation of the Revolving Commitments. Upon execution and delivery hereof, the Administrative Agent will record in the Register the Revolving Commitments made by the Revolving Facility Amendment Lenders under the Revolving Facility Increase and the Refinancing Revolving Facility, as applicable, and any Loans made thereunder.

(d) Amendment, Modification and Waiver. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto.

(e) Entire Agreement. This Amendment, the Amended Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

(f) Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York; provided, however, that (i) the interpretation of the definition of “Company Material Adverse Effect” (as defined in the Merger Agreement) and whether or not a Company Material Adverse Effect has occurred, (ii) the determination of the accuracy of any Specified Merger Agreement Representation and whether as a result of any inaccuracy thereof Holdings or any of Holdings’ affiliates have the right to terminate Holdings’ or such affiliate’s obligations thereunder or decline to consummate the Acquisition and (iii) the determination of whether the Acquisition has been consummated in accordance with the terms of the Merger Agreement, in each case shall be determined pursuant to the Merger Agreement, which is governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the law of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

(g) Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent, the Arrangers or any Revolving Facility Amendment Lender may otherwise have to bring any action or proceeding relating to this Amendment or any other Loan Document against Holdings or the Borrower or their respective properties in the courts of any jurisdiction.

(h) Waiver of Objection to Venue and Forum Non Conveniens. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in any court referred to in Section 10(g) above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(i) Consent to Service of Process. Each party to this Amendment irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Credit Agreement. Nothing in any Loan Document will affect the right of any party to this Amendment to serve process in any other manner permitted by law.

(j) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(k) Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

(l) Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

(m) Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the day and year first above written.

EIG INVESTORS CORP., as Borrower

By:	/s/ Hari Ravichandran
Name: Hari Ravichandran
Title: Chief Executive Officer and President

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.,
as Holdings

By:	/s/ Hari Ravichandran
Name: Hari Ravichandran
Title: Chief Executive Officer and President

[Endurance - Revolving Facility Amendment]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and as Issuing Bank

By:	/s/ Robert Hetu
Name: Robert Hetu
Title: Authorized Signatory

By:	/s/ Warren Van Heyst
Name: Warren Van Heyst
Title: Authorized Signatory

[Endurance - Revolving Facility Amendment]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Revolving Facility Increase Lender and Refinancing Revolving Facility Lender

By:	/s/ Robert Hetu
Name: Robert Hetu
Title: Authorized Signatory

By:	/s/ Warren Van Heyst
Name: Warren Van Heyst
Title: Authorized Signatory

Notice Address:

Credit Suisse AG, Cayman Islands Branch

11 Madison Avenue, 23rd Floor

New York, NY 10010

Attention: Sean Portrait

Telephone: (919) 994-6369

Facsimile: (212) 322-2291

E-Mail: agency.loanops@credit-suisse.com

[Endurance - Revolving Facility Amendment]

GOLDMAN SACHS LENDING PARTNERS LLC, as Revolving Facility Increase Lender and Refinancing Revolving Facility Lender

By:	/s/ Robert Ehudin
Robert Ehudin
Authorized Signatory

Notice Address: Goldman, Sachs & Co. 30 Hudson Street, 5th Floor Jersey City, NJ 07302 Attention: Michelle Latzoni Telephone: (212) 934-3921 Facsimile: (646) 769-7700

[Endurance - Revolving Facility Amendment]

JEFFERIES FINANCE LLC, as Revolving Facility Increase Lender and Refinancing Revolving Facility Lender

By:	/s/ Paul McDonnell
Name: Paul McDonnell
Title: Managing Director

Notice Address: Jefferies Finance LLC 520 Madison Ave., 19th Floor New York, NY 10022 Attention: Paul McDonnell Telephone: (212) 284-2247 Facsimile: (212) 284-3444 E-Mail: pmcdonnell@jefferies.com

[Endurance - Revolving Facility Amendment]

SOCIETE GENERALE, as a Refinancing Revolving Facility Lender

By:	/s/ [ILLEGIBLE]
Name: [ILLEGIBLE]
Title: [ILLEGIBLE]

Notice Address: Rodney Hyman, Portfolio Administrator Société Générale 480 Washington Blvd. Jersey City, NJ 07310 Fax: 201-693-4233 E-mail: US-OPER-FIN-SERV@sgcib.com

[Endurance - Revolving Facility Amendment]

With respect only to Sections 8 and 10 of this Amendment:

BLUEHOST INC.

DOMAIN NAME HOLDING COMPANY, INC. THE ENDURANCE INTERNATIONAL GROUP, INC.

ENDURANCE INTERNATIONAL GROUP - WEST, INC.

FASTDOMAIN INC.

HOSTGATOR.COM LLC

A SMALL ORANGE, LLC

By:	/s/ Hari Ravichandran
Name: Hari Ravichandran
Title: Chief Executive Officer and President

[Endurance - Revolving Facility Amendment]

Annex A – Additional Terms and Amendments

A. Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions, in appropriate alphabetical order:

“Commitment Fee Rate” means the rate per annum set forth under the caption “Commitment Fee” in the pricing grid contained in the definition of “Applicable Rate,” based upon the Senior Secured Net Leverage Ratio as of the end of the fiscal quarter of the Borrower for which consolidated financial statements have theretofore been most recently delivered pursuant to Section 5.01(a) or 5.01(b); provided that (x) until the date of the delivery of the consolidated financial statements pursuant to Section 5.01(b) as of and for the fiscal quarter ended March 31, 2016, such commitment fees shall be based on the rates per annum set forth in Category 1, and (y) thereafter shall be determined in accordance with the provisions of such definition.

“Fourth Amendment” means the Revolving Facility Amendment to this Agreement, dated as of February 9, 2016, by and among Holdings, the Borrower, each other Loan Party, each Lender party thereto and the Administrative Agent.

“Fourth Amendment Effective Date” has the meaning assigned to the term “Amendment Effective Date” in the Fourth Amendment.

“Required Revolving Lenders” means, at any time, Revolving Lenders having Revolving Exposures and unused Commitments representing more than 50.0% of the aggregate Revolving Exposures and unused Commitments at such time; provided that to the extent set forth in Section 9.02 or Section 9.04, whenever there are one or more Defaulting Lenders, the total outstanding Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender, shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Springing Maturity Date” has the meaning assigned to such term in the definition of “Revolving Maturity Date.”

B. The definition of “Alternate Base Rate” in Section 1.01 of the Credit Agreement is hereby amended by deleting each reference to “2.50% per annum” in clause (a) of the final sentence thereof and inserting “zero” in lieu of each such reference.

C. The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by:

1)	restating clause (a) thereof in its entirety to read as follows:

“any Revolving Loan, for any day, the applicable rate per annum set forth below under the caption “ABR Spread” or “Eurodollar Spread” as applicable, based upon the Senior Secured Net Leverage Ratio as of the end of the fiscal quarter of the Borrower for which consolidated financial statements have theretofore been most recently delivered pursuant to Section 5.01(a) or 5.01(b); provided that, for purposes of this clause (a), until the date of the delivery of the consolidated financial statements pursuant to Section 5.01(b) as of and for the fiscal quarter ended March 31, 2016, the Applicable Rate for any Revolving Loan shall be based on the rates per annum set forth in Category 1”; and

Annex A – 1

2)	inserting the following grid and paragraph immediately below the end of such definition and immediately above the immediately succeeding definition in such Section 1.01:

		Eurodollar	Commitment
“Senior Secured Net Leverage Ratio:	ABR Spread	Spread	Fee
Category 1	3.00%	4.00%	0.50%
Greater than 4.00 to 1.00
Category 2	2.75%	3.75%	0.375%
Less than or equal to 4.00 to 1.00

For purposes of the foregoing, each change in the Applicable Rate for Revolving Loans (or the commitment fees payable in respect of unused Revolving Commitments under Section 2.12(a) by reference to the “Commitment Fee” column above) resulting from a change in the Senior Secured Net Leverage Ratio shall be effective during the period commencing on and including the Business Day following the date of delivery to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b) of the consolidated financial statements and related Compliance Certificate indicating such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, the Applicable Rate for any Revolving Loan (or the commitment fees payable in respect of unused Revolving Commitments under Section 2.12(a) by reference to the “Commitment Fee” column above), at the option of the Administrative Agent or the Required Revolving Lenders, commencing upon written notice to the Borrower, shall be based on the rates per annum set forth in Category 1 (i) at any time that an Event of Default has occurred and is continuing and shall continue to so apply to but excluding the date on which such Event of Default shall cease to be continuing (and thereafter, the Category otherwise determined in accordance with this definition shall apply) or (ii) if the Borrower fails to deliver the consolidated financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b) or any Compliance Certificate required to be delivered pursuant hereto, in each case within the time periods specified herein for such delivery, during the period commencing on and including the day of the occurrence of a Default resulting from such failure and until the delivery thereof.”.

D. The definition of “Latest Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended by inserting the following immediately before the period at the end thereof:

“and as may be subject to the Springing Maturity Date if and when applicable.

E. The definition of “Letter of Credit Sublimit” in Section 1.01 of the Credit Agreement is hereby amended by deleting the reference to “$20,000,000” therein and inserting “$50,000,000” in lieu thereof.

F. The definition of “LIBO Rate” in Section 1.01 of the Credit Agreement is hereby amended by deleting each reference to “1.50% per annum” in clause (a) of the second paragraph thereof and inserting “zero” in lieu of each such reference.

G. The definition of “Revolving Commitment” in Section 1.01 of the Credit Agreement is hereby amended by replacing the final sentence with the following:

“The initial aggregate amount of the Lenders’ Revolving Commitments on the Fourth Amendment Effective Date is $165,000,000”.

Annex A – 2

H. The definition of “Revolving Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Revolving Maturity Date” means either (x) August 10, 2019 if, prior to such date, all Term Loans that mature hereunder on November 9, 2019 shall not have been repaid in full and the final maturity thereof shall not have been extended to May 11, 2021 or later, in each case in accordance with this Agreement (the “Springing Maturity Date”), or (y) otherwise, February 9, 2021 (or, in each case, with respect to any Revolving Lender that has extended its Revolving Commitment pursuant to Section 2.21(b), the extended maturity date of such Revolving Lender’s Revolving Commitments set forth in the Extension Notice delivered by the Borrower and such Revolving Lender to the Administrative Agent pursuant to Section 2.21(b)).”.

I. Section 2.12(a) of the Credit Agreement is hereby amended by:

1)	deleting the words “rate of 0.50% per annum” in the first sentence thereof and inserting “Commitment Fee Rate” in lieu thereof; and

2)	inserting the words “Fourth Amendment” immediately before “Effective Date” in the first sentence thereof.

J. Section 5.09 of the Credit Agreement is hereby amended by inserting the phrase “and the USA Patriot Act” immediately after the phrase “including Environmental Laws” in the parenthesis therein.

Annex A – 3

Schedule I – Commitments

Part A

As of the Revolving Facility Increase Effective Time:

Revolving Facility Increase Lender	Portion of Revolving Facility Increase
Credit Suisse AG, Cayman Islands Branch	$17,000,000.00
Goldman Sachs Lending Partners LLC	$17,000,000.00
Jefferies Finance LLC	$6,000,000.00

Total:	$40,000,000.00

Part B

As of the Refinancing Revolving Facility Effective Time:

Refinancing Revolving Facility Lender	Refinancing Revolving Facility Commitment
Credit Suisse AG, Cayman Islands Branch	$57,625,000.00
Goldman Sachs Lending Partners LLC	$57,625,000.00
Jefferies Finance LLC	$24,750,000.00
Societe Generale	$25,000,000.00

Total:	$165,000,000.00

Schedule I – 1